                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  October 27, 2000




                            CLASSIC BANCSHARES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


            Delaware                   0-27170                61-1289391
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File No.)(IRS Employer Identification
of incorporation)                                                No.)



       344 17th Street, Ashland, Kentucky                           41101
------------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code: (606) 325-4789
                                                           --------------


                                       N/A
------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events

     On October 27, 2000, the Registrant issued the press release attached hereto as Exhibit 99 announcing its earnings for year-to-date October 27, 2000 and the declaration of a cash dividned.

     (a)     Exhibits

            99 Press release dated October 27, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CLASSIC BANCSHARES, INC.




Date: October 27, 2000                  By: /s/Lisah M. Frazier
     -----------------                  -------------------------------
                                        Lisah M. Frazier, Senior Vice President,
                                        Treasurer and Chief Financial
                                         Officer

                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

  For Additional Information Contact:
  David B. Barbour, President and Chief Executive Officer
  Lisah M. Frazier, Senior Vice President, Treasurer and Chief Financial Officer
  (606) 325-4789
  Fax (606) 324-1307
  www.bank-anywhere.com

  CLASSIC BANCSHARES, INC. REPORTS A 20% INCREASE IN YEAR-TO-DATE EARNINGS PER
                       SHARE AND DECLARES A CASH DIVIDEND


         Ashland, Kentucky, -- October 27, 2000 -- Classic Bancshares, Inc. (NASDAQ - CLAS) reported adjusted cash net income (which excludes amortization of goodwill) of $359,000 for the second quarter ended September 30, 2000 compared to cash adjusted net income of $323,000 for the same period in 1999. Cash-diluted earnings per share were $.33 for the three months ended September 30, 2000 compared to $.28 for the same period in 1999. Adjusted cash net income for the six months ended September 30, 2000 was $705,000 compared to $621,000 for the same period in 1999. Cash-diluted earnings per share were $.65 for the six months ended September 30, 2000 compared to $.54 for the same period in 1999.

         Net income for the second quarter ended September 30, 2000 was $295,000 or $.27 per diluted share compared to $261,000, or $.22 per diluted share for the same period in 1999. Net income for the six months ended September 30, 2000 was $578,000, or $.53 per diluted share compared to $513,000, or $.44 per diluted share for the same period in 1999.

         Classic Bancshares' assets increased $6.4 million from $175.3 million at March 31, 2000 to $181.7 million at September 30, 2000 primarily due to an increase in loans. Loans increased $6.7 million from $127.8 million at March 31, 2000 to $134.5 million at September 30, 2000. Deposits increased $5.1 million from $134.9 million at March 31, 2000 to $140.0 million at September 30, 2000. The Company experienced strong transactional deposit growth during the period and was able to deploy these funds primarily into higher yielding consumer, commercial real estate and commercial business loans and to a lesser extent residential mortgage loans.

         The Company's asset quality remained stable as total non-performing assets were .7% of total assets at September 30, 2000 compared to .6% at March 31, 2000. The Company recorded a provision for loan losses of $124,000 for the six-month period and had net charge-offs of $50,000 for the six-month period resulting in an allowance for loan losses of $1.4 million at September 30, 2000. The allowance at September 30, 2000 was equal to 155% of total non-performing loans, 114% of non-performing assets and 1.0% of total loans receivable.

         Senior Vice President and Chief Financial Officer, Lisah M. Frazier stated that, "The Company is on track for the fiscal year ending 2001. We continue to follow our strategic plan of targeted growth in the areas of consumer and commercial lending, building a strong base of core transactional deposits and creating new opportunities for non-interest income. We also continue to focus on improving overhead costs through continued consolidation of the Company's operations. "

         Net interest income increased to $1.6 million for the second quarter ended September 30, 2000 compared to $1.5 million for the second quarter ended September 30, 1999. The net interest margin decreased to 4.1% for the quarter ended September 30, 2000 compared to 4.4% for the same period in 1999. Net interest income increased $247,000 to $3.2 million for the six months ended September 30, 2000 compared to $2.9 million for the same period in 1999. The net interest margin decreased to 4.1% for the six months ended September 30, 2000 compared to 4.3% for the same period in 1999. The increase in net interest income was due to an increase in interest income as a result of an increase in the average volume of loans and the origination of higher yielding loans offset by an increase in interest expense due to rising interest rates.

         Non-interest income was $256,000 for the quarter ended September 30, 2000 compared to $214,000 for the quarter ended September 30, 1999. Non-interest income was $511,000 for the six months ended September 30, 2000 compared to $405,000 for the six months ended September 30, 1999. Non-interest income increased primarily due to an increase in fees and service charges on deposit accounts. The increase in fees and service charges on deposits is the result of increased product offerings, an increased deposit base and aggressive pricing strategies.

         Non-interest expense was $1.4 million for the quarter ended September 30, 2000 and 1999. Non-interest expense was $2.8 million for the six months ended September 30, 2000 compared to $2.6 million for the same period in 1999. Non-interest expenses increased primarily due to the cost of increased marketing and advertising efforts of the Company.

         Stockholders' equity was $19.6 million at September 30, 2000 compared to $19.0 million at March 31, 2000.

     Classic Bancshares, Inc. also announced that the Company will pay a quarterly cash dividend of $.08 per share. The dividend will be payable on November 13, 2000 to shareholders of record on October 30, 2000.

         Classic Bancshares, Inc. is headquartered in Ashland, Kentucky and has two subsidiaries, Classic Bank and First National Bank of Paintsville. Classic Bank operates at 344 Seventeenth Street, Ashland, Kentucky with three branch offices located in Boyd, Greenup and Carter counties. First National Bank of Paintsville operates at 240 Main Street, Paintsville, Kentucky with one branch office located in Johnson County.

         When used in this press release, the words or phrases "should result," "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic condition in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

         The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SELECTED FINANCIAL DATA


     The following table sets forth selected financial data of Classic Bancshares, Inc. as of September 30, 2000 and March 31, 2000 and for the three and six months ended September 30, 2000 and 1999.

                                                                       Sept. 30,               March 31,
                                                                         2000                    2000
                                                                                (In Thousands)
Selected Financial Condition Data:
==================================
Total Assets                                                            $181,734                $175,254
Cash and other interest bearing deposits
  with other financial institutions                                        5,173                   5,354
Loans receivable, net                                                    134,474                 127,808
Investment securities:
  Available for Sale                                                      25,700                  25,135
Mortgage-backed securities:
  Available for Sale                                                       3,060                   3,230
Goodwill                                                                   5,681                   5,809
Deposits                                                                 139,982                 134,897
Federal funds purchased and securities sold under
  Agreement to repurchase                                                  3,213                   2,688
FHLB advances                                                             17,056                  17,075
Stockholders' Equity, subject to certain restrictions                     19,552                  18,999




                                                                Three Months Ended                    Six Months Ended
                                                                   September 30,                       September 30,
                                                                   ============                        ============
                                                              2000              1999              2000             1999
                                                              ====              ====              ====             ====
                                                                                    (In Thousands)
Selected Operations Data:
=========================
Total interest income                                        $3,432            $2,995             $6,742           $5,694
Total interest expense                                        1,852             1,455              3,552            2,751
                                                             ======            ======             ======           ======
  Net interest income                                         1,580             1,540              3,190            2,943
Provision for loan losses                                        55                53                124               88
                                                             ======            ======             ======           ======
  Net interest income after provision
  for losses on                                               1,525             1,487              3,066            2,855
                                                             ======            ======             ======           ======
Fees and service charges                                        220               170                437              319
(Loss) gain on sale of securities                               ---                (3)               ---               (3)
Other noninterest income                                         36                47                 74               89
                                                             ======            ======             ======           ======
  Total noninterest income                                      256               214                511              405
  Total noninterest expense                                   1,401             1,364              2,825            2,603
                                                             ======            ======             ======           ======
Income before income taxes                                      380               337                752              657
Income tax expense (benefit)                                     85                76                174              144
                                                             ======            ======             ======           ======
  Net income                                                 $  295            $  261             $  578           $  513
                                                             ======            ======             ======           ======
Amortization of goodwill                                         64                62                127              108
                                                             ======            ======             ======           ======
Adjusted cash net income                                     $  359            $  323             $  705           $   62
                                                             ======            ======             ======           ======

Basic earnings per share                                      $0.27             $0.23              $0.53            $0.45
Adjusted cash basic earnings per share*                       $0.33             $0.29              $0.65            $0.55
Fully diluted earnings per share                              $0.27             $0.22              $0.53            $0.44
Adjusted cash fully diluted earnings per share*               $0.33             $0.28              $0.65            $0.54

* - Adjusted to exclude amortization of goodwill

                                                                  At or for the                         At or for the
                                                                Three Months Ended                    Six Months Ended
                                                                   September 30,                        September 30,
                                                                   ============                         ============
                                                              2000              1999              2000             1999
                                                              ====              ====              ====             ====
Other Data:
==========
Return on average assets (ratio of annualized
   net income to total average assets)                         .7%               .6%              .6%               .6%
Return on average equity (ratio of annualized
    net income to total average equity)                       6.1               5.4              6.0               5.2
Net interest margin** (FTE)                                   4.1               4.4              4.1               4.3
Non-performing assets to total assets                         0.7               0.6              0.7               0.6
Allowance for loan losses to non-performing loans           154.5             168.2            154.5             168.2
Allowance for loan losses to loans receivable, net            1.0               1.0              1.0               1.0
Adjusted non-interest expenses/ Total revenues***            69.4              69.7             69.5              70.6
Book value per share                                       $16.78            $15.65           $16.78            $15.65
Tangible book value per share                              $11.90            $10.93           $11.90            $10.93
Total shares outstanding                                1,165,256         1,232,500        1,165,256         1,232,500
Number of full service offices                                  6                 6                6                 6
Number of ATM locations                                        14                14               14                14

==========================
**    Net interest income (FTE) annualized divided by average earning assets.
***   Adjusted non-interest expense excludes amortization of goodwill
      Total revenues = Net interest income (FTE) + non-interest income